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                                                                     EXHIBIT 3.4

                                                                       DRAFT
                                                                       -----


                                    FORM OF
                             CIRCE BIOMEDICAL, INC.

                          AMENDED AND RESTATED BY-LAWS


                            ARTICLE I - STOCKHOLDERS

      Section 1. Annual Meeting. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall fix each year.

      Section 2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by
(i) the Chairman of the Board, the Chief Executive Officer or the President or
(ii) the Board of Directors by the affirmative vote of a majority of the Whole Board (as defined below). Special meetings of the holders of the Class B Common Stock (as defined below), for any purpose or purposes prescribed in the notice of the meeting, may be called by the Class B Directors (as defined below) by the affirmative vote of a majority of the Class B Directors. Special meetings of the stockholders shall be held at such place, on such date and at such time as shall be fixed by the Board of Directors or the person or persons calling the meeting. The term "Whole Board" as used herein shall mean the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorships.

      Section 3. Notice of Meetings. Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (including, without limitation, the Delaware General Corporation Law and the Corporation's Restated Certificate of Incorporation, as it may be further amended and restated from time to time (the "Restated Certificate").

      When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided that, if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. Any business may be transacted at any adjourned meeting that might have been transacted at the original meeting.

      Section 4. Quorum and Adjournment. At any meeting of the stockholders, the holders of a majority of the voting power of the outstanding shares of the stock entitled to vote at the meeting present, in person or by proxy, shall constitute a quorum for all purposes, unless or except to the
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extent that the presence of a larger number may be required by law. Where a separate vote by one or more classes or series of capital stock of the Corporation is required, the holders of a majority of the voting power of the outstanding shares of such classes or series present, in person or by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.

      The chairman of the meeting or the holders of a majority of the voting power of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time, whether or not there is a quorum.

      Section 5. Organization. Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board, if any, or, in his absence, the Chief Executive Officer, if any, or, in his absence, the President, or, in his absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

      Section 6. Conduct of Business. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as may be deemed by him to be in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

      Section 7. Notice of Stockholder Business and Nominations.

      (A)  Annual Meetings of Stockholders.

      Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section.

      (B)  Special Meetings of Stockholders.

      Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting given pursuant to Section 2 above. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (a) by or at the direction of the Board of Directors, (b) by any holder of shares of the Corporation's Class B Common Stock, par value $.001 per share (the "Class B Common Stock"), but only with respect to "Class B Directors" (as defined in the Restated Certificate), or (c) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice of the special meeting, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section.


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      (C)  Certain Matters Pertaining to Stockholder Business and Nominations.

            (1) Subject to subparagraph (4) below, for nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to paragraph (A) of this Section or a special meeting pursuant to paragraph (B) of this Section, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice pertaining to an annual meeting shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided that, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such an anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. Any stockholder's notice for an annual meeting or a special meeting shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation that are owned beneficially and held of record by such stockholder and such beneficial owner. A stockholder shall also comply with all applicable requirements of the Exchange Act (or any successor provision), and the rules and regulations thereunder, and the applicable requirements of the principal securities exchange on which the Corporation's Class A Common Stock, par value $.001 per share (the "Class A Common Stock"), is then traded.

            (2) Notwithstanding anything in the second sentence of subparagraph
      (1) above to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for election as director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting (or, if the annual meeting is held more than 30 days before or 60 days after such anniversary date, at least 70 days prior to such annual meeting), a stockholder's notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the


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      principal executive office of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

            (3) Subject to subparagraph (4) below, in the event the Corporation calls a special meeting of stockholders for the purpose, among other things, of electing one or more directors to the Board of Directors, any stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by subparagraph (1) above shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting nor later than the close of business on the later of the 60th day prior to such special meeting, or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

            (4) Notwithstanding the foregoing provisions of this Section 7(C),
      (i) neither the "general directors," as defined in the Restated Certificate, nor holders of Class A Common Stock, shall be entitled to nominate "Class B Directors," as defined in the Restated Certificate; and
      (ii) so long as the number of issued and outstanding shares of Class B Common Stock is greater than or equal to 15% of the Total Common Shares and Preferred Votes (as defined in the Restated Certificate), nominations of Class B Directors and business proposed to be considered by holders of the Class B Common Stock shall be deemed to have complied with the notice procedures set forth in this Section 7(C) if such nominations or proposals are received a reasonable period prior to (x) the meeting, if the Corporation is not making a proxy solicitation under the Exchange Act, or
      (y) the Corporation's mailing of its proxy statement, if the Corporation is making a proxy solicitation under the Exchange Act.

      D.  General.

            (1) Except as provided in the Restated Certificate, only such persons who are nominated in accordance with the procedures set forth in this Section shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Except as otherwise provided by law or these by-laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded.

            (2) For purposes of this Section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.



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            (3) Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section shall be deemed to affect any rights (i)of stockholders to request the inclusion of proposals in the Corporation's proxy statements pursuant to Rule 14a-8 under the Exchange Act or (ii)of the holders of Class B Common Stock or any series of Preferred Stock to elect directors.

      Section 8. Proxies and Voting. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy, authorized by an instrument in writing or by a transmission permitted by law, filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission contemplated by this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

      All voting, including on the election of directors but excepting where otherwise required by law, may be by voice vote. Any vote not taken by voice shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

      Except as otherwise provided in the terms of any class or series of Preferred Stock of the Corporation, all elections of directors by stockholders shall be determined by a plurality of the votes cast, and except as otherwise required by law, the Restated Certificate or these by-laws, all other matters determined by stockholders shall be determined by a majority of the votes cast affirmatively or negatively.

      Section 9. Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class or series of stock and showing the address of each such stockholder and the number of shares registered in such stockholder's name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.

      The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall


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presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

                         ARTICLE II - BOARD OF DIRECTORS

      Section 1. General Powers, Number and Term of Office. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. Subject to the Restated Certificate, the number of directors constituting the Whole Board shall be such number as the Board of Directors shall from time to time have designated.

      Section 2. Resignation. Any director may resign at any time upon written notice to the Corporation at its principal place of business or to the Chief Executive Officer, President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

      Section 3. Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

      Section 4. Special Meetings. Special meetings of the Board of Directors may be called by a majority of the Whole Board or by the Chairman of the Board, if any, by the Chief Executive Officer, if a director, or by the President, if a director, and shall be held at such place, on such date, and at such time as they or he shall fix. Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than 5 days before the meeting, by sending written notice by recognized overnight courier service not less than 2 days before the meeting or by facsimile or telephonic transmission of the same (including, in the case of telephonic transmission, by means of a message left on an answering machine, voice mail or a similar device) not less than 24 hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

      Section 5. Quorum. At any meeting of the Board of Directors, a majority of the Whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

      Section 6. Participation in Meetings by Conference Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

      Section 7. Conduct of Business. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine,



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and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members of the Board of Directors who are then in office consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

      Section 8. Powers. (A) The Board of Directors may, except as otherwise required by law or as otherwise provided in the Restated Certificate or in these by-laws, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

            (1) To declare dividends from time to time in accordance with law;

            (2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

            (3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, to borrow funds and guarantee obligations, and to do all things necessary in connection therewith;

            (4) To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

            (5) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

            (6) To adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

            (7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

            (8) To adopt from time to time regulations not inconsistent herewith, for the management of the Corporation's business and affairs.

      (B) Notwithstanding the foregoing, so long as the number of issued and outstanding shares of Class B Common Stock is greater than fifty percent (50%) of the Total Common Shares and Preferred Votes, the Corporation shall not, and shall not permit any of its subsidiaries to, directly or indirectly, without the affirmative vote of both (i) a majority of a quorum of the Board of Directors, and (ii) a majority of the Class B Directors:



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            (1) Issue, grant or sell any shares of its capital stock or the capital stock of any subsidiary, or any option, warrant or other right to acquire any such capital stock, or debt or securities convertible into such capital stock, except (i) the sale to the public in an underwritten offering registered under the Securities Act of 1933, as amended (the "Securities Act"), or corresponding provisions of successor legislation, of shares of Class A Common Stock, but only if immediately after such sale, the number of issued and outstanding shares of Class B Common Stock would be in excess of 50% of the sum of (A) the Total Common Shares and Preferred Votes, plus (B) the number of shares of Class A Common Stock reserved for issuance under any "Employee Benefit Plan" (as defined in Rule 405 of Regulation C under the Securities Act) of the Corporation, plus (C) the number of shares of Class A Common Stock issuable pursuant to any other outstanding options, warrants, convertible debt or securities, or other rights; (ii) the issuance of options to purchase (and the issuance of shares pursuant to any such options), and grants of, Class A Common Stock pursuant to the Corporation's 1997 Stock Incentive Plan and 1997 Outside Director and Consultant Stock Option Plan, not in excess of the aggregate number of shares reserved for issuance under such plans at the time of the consummation of the initial public offering of the Class A Common Stock registered under the Securities Act; and (iii) the issuance to the Corporation of capital stock of its wholly owned subsidiaries;

            (2) Incur, assume, guarantee or otherwise become obligated with respect to, or subject any corporate assets to any mortgage, pledge or other lien or encumbrance securing, indebtedness for borrowed money, or enter into other transactions that would be classified as long-term debt on a balance sheet prepared in accordance with U.S. generally accepted accounting principles, in excess of an aggregate principal amount of $10,000,000 at any time outstanding;

            (3) Declare or pay any dividend or other distribution of any kind with respect to its capital stock, or repurchase or redeem any shares of such capital stock, except dividends or other distributions to the Corporation from a subsidiary and purchases by the Corporation of stock of a wholly owned subsidiary;

            (4) Effect any stock split, stock combination or other recapitalization, except transactions involving only capital stock of a wholly owned subsidiary of the Corporation;

            (5) Make any capital expenditures in excess of $4,000,000 per project;

            (6) Engage in any business other than the research, development, production and commercialization of biomedical devices and systems incorporating synthetic membranes and/or biologically active agents (cells, tissue or biomolecules) for therapeutic, diagnostic or toxicological applications;

            (7) Acquire all or substantially all of the assets of any other business or entity (including a division of another company), or acquire any capital stock of, or other ownership interest in, any other entity, in each case in a single transaction or series of



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      related transactions, unless (i) after such transaction or transactions the Corporation and its subsidiaries would continue to be engaged exclusively in businesses permitted under subparagraph (6) of this Section, (ii) any capital expenditures by the Corporation and its subsidiaries for such transaction or transactions are permitted under subparagraph (5) of this Section, and (iii) any securities issued by the Corporation and its subsidiaries for such transaction or transactions are permitted to be issued under subparagraph (1) of this Section;

            (8) Merge or consolidate with any other entity, except (i) acquisitions permitted under subparagraph (7) of this Section and (ii) transactions among wholly owned subsidiaries of the Corporation;

            (9) Enter into any partnership, joint venture or similar business relationship with any other entity, in a single transaction or series of related transactions, unless (i) after such transaction or transactions the Corporation and its subsidiaries would continue to be engaged exclusively in businesses permitted under subparagraph (6) of this Section, (ii) any capital expenditures by the Corporation and its subsidiaries for such transaction or transactions are permitted under subparagraph (5) of this Section, and (iii) any securities issued by the Corporation and its subsidiaries for such transaction or transactions are permitted to be issued under subparagraph (1) of this Section; or

            (10) Sell, lease (as lessor), transfer or otherwise dispose of, in a single transaction or series of related transactions, a majority (in either book value or fair market value) of the assets of the Corporation and its subsidiaries, taken as a whole; enter into any voluntary plan of liquidation, reorganization or otherwise affording relief to creditors; or cease to carry on business operations.

      Section 9. Compensation of Directors. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

                            ARTICLE III - COMMITTEES

      Section 1. Committees of the Board of Directors. The Board of Directors, by a vote of a majority of the Whole Board, may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect at least two directors to serve as members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of a committee. Subject to the limitations set forth in Section 8 of Article II, any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law if the resolution that designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or



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disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

      Section 2. Conduct of Business. Each committee of the Board of Directors may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provisions shall be made for notice to members of all meetings of committees. A majority of the members of any committee shall constitute a quorum unless the committee shall consist of two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

      Section 3. Participation in Committee Meetings by Conference Telephone. Members of a committee of the Board of Directors may participate in a meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

                              ARTICLE IV - OFFICERS

      Section 1. Generally. The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as may from time to time be appointed by the Board of Directors, including, without limiting the generality of the foregoing, a Chairman of the Board, a Chief Executive Officer, a Vice Chairman of the Board and one or more Assistant Secretaries and Assistant Treasurers. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. The Chief Executive Officer may be empowered to appoint Assistant Secretaries and Assistant Treasurers from time to time. Each officer shall hold office until his successor is elected and qualified or if earlier, until he dies, resigns, is removed or becomes disqualified, unless a shorter term is specified by the Board of Directors or the Chief Executive Officer at the time of election or appointment of such officer. Any number of offices may be held by the same person.

      Section 2. Chairman of the Board. Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board, if any, shall preside at all meetings of the stockholders and all meetings of the Board of Directors at which he is present and shall have such authority and perform such duties as may be prescribed by these by-laws or from time to time determined by the Board of Directors. The Chairman of the Board shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized.

      Section 3. Vice Chairman of the Board. The Vice Chairman of the Board, if any, shall have such powers and duties as may be delegated to him by the Board of Directors. To the extent not otherwise provided herein, the Vice Chairman of the Board shall perform the duties and


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exercise the powers of the Chairman of the Board in the event of the Chairman's absence or disability.

      Section 4. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall, subject to the direction of the Board of Directors, have general supervision and control of its business. Unless otherwise provided by resolution of the Board of Directors, in the absence of the Chairman of the Board, if any, the Chief Executive Officer shall preside at meetings of the stockholders and, if a director, at meetings of the Board of Directors. The Chief Executive Officer shall have general supervision and control of the Corporation's business and shall have general supervision and direction of all of the officers, employees and agents of the Corporation.

      Section 5. President. Except for meetings at which the Chief Executive Officer or the Chairman of the Board, if any, presides, the President shall, if present, preside at meetings of stockholders, and if a director, meetings of the Board of Directors. Subject to the control and direction of the Chief Executive Officer and the Board of Directors, the President shall have and perform such powers and duties as may be prescribed by these by-laws or from time to time be determined by the Chief Executive Officer or the Board of Directors. The President shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized. In the absence of a Chief Executive Officer, the President shall be the chief executive officer of the Corporation and shall, subject to the direction of the Board of Directors, have general supervision and control of its business and shall have general supervision and direction of all of the officers, employees and agents of the Corporation.

      Section 6. Vice President. Each Vice President shall have such powers and duties as may be delegated to him by the Board of Directors, the Chief Executive Officer and the President. The Board of Directors may designate a Vice President to perform the duties and exercise the powers of the President in the event of the President's absence or disability.

      Section 7. Treasurer. The Treasurer shall have the responsibility for maintaining the financial records of the Corporation. The Treasurer shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe.

      Section 8. Secretary. The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. The Secretary shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe.

      Section 9. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provisions hereof.



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
      Section 10. Removal. Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors. Any officer appointed by the Chief Executive Officer may be removed at any time by the Board of Directors or by the Chief Executive Officer.

      Section 11. Resignation. Any officer may resign by giving written notice of his resignation to the Chairman of the Board, if any, the Chief Executive Officer, if any, the President, or the Secretary, or to the Board of Directors, and such resignation shall become effective at the time specified therein.

      Section 12. Bond. If required by the Board of Directors, any officer shall give the Corporation a bond in such sum and with such surety or sureties and upon such terms and conditions as shall be satisfactory to the Board of Directors, including, without limitation, a bond for the faithful performance of the duties of his office and for the restoration to the Corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control and belonging to the Corporation.

      Section 13. Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the President or the Chief Executive Officer or any officer of the Corporation authorized by the President or the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

              ARTICLE V - INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or trustee of the Corporation or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act, and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided that, except as provided in Section 3 of this Article with respect to proceedings to enforce rights to indemnification or as otherwise required by law, the Corporation shall not be required to indemnify or advance expenses to any such Indemnitee in connection with a proceeding (or part thereof)



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
initiated by such Indemnitee unless such proceeding (or part thereof) was authorized by the Board of Directors.

      Section 2. Right to Advancement of Expenses. The right to indemnification conferred in Section 1 of this Article shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition; provided that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an Indemnitee in his capacity as a director, officer or trustee (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this Article shall be contract rights that shall continue as to an Indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the Indemnitee's heirs, executors and administrators. Any repeal or modification of any of the provisions of this Article shall not adversely affect any right or protection of an Indemnitee existing at the time of such repeal or modification.

      Section 3. Right of Indemnitees to Bring Suit. If a claim under Section 1 or 2 of this Article is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the Indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expenses of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

      Section 4. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Restated Certificate as amended from time to time, these by-laws, any agreement, any vote of stockholders or disinterested members of the Board of Directors or otherwise.

      Section 5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, trustee, member of its Scientific Advisory Board, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

      Section 6. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any trustee, employee or agent of the Corporation or member its Scientific Advisory Board to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                               ARTICLE VI - STOCK

      Section 1. Certificates of Stock. Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board, the President or a Vice President, and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him. Any or all of the signatures on the certificate may be by facsimile.

      Section 2. Transfers of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or upon transfer by one or more transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of this Article, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

      Section 3. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than 60 nor less than 10 days before the date of any meeting of stockholders, nor more than 60 days prior to the time for such other action as hereinbefore described; provided that, if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which


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
notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

      A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that, the Board of Directors may fix a new record date for the adjourned meeting.

      Section 4. Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

      Section 5. Regulations. The issuance, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                              ARTICLE VII - NOTICES

      Section 1. Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given pursuant to these by-laws to any director or officer shall be in writing and may be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by recognized courier service or by facsimile transmission. Any such notice shall be addressed to such director or officer at his last known address as the same appears on the books of the Corporation. The time when such notice is received (or, in the case of facsimile transmission, upon confirmation), shall be the time of the giving of the notice.

      Section 2. Waivers. A written waiver of any notice, signed by a director or officer, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such director or officer. Neither the business nor the purpose of any meeting need be specified in such a waiver.

                          ARTICLE VIII - MISCELLANEOUS

      Section 1. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these by-laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

      Section 2. Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary.

      Section 3. Reliance upon Books, Reports and Records. Each director, each member of any committee of the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account and other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

      Section 4. Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.

      Section 5. Time Periods. In applying any provision of these by-laws that requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

      Section 6. Pronouns. Whenever the context may require, any pronouns used in these by-laws shall include the corresponding masculine, feminine or neuter forms.

                             ARTICLE IX - AMENDMENTS

      These by-laws may be amended or repealed by the affirmative vote of a majority of the Whole Board; provided that, in addition to the approval of a majority of the Whole Board, (i) if the number of issued and outstanding shares of Class B Common Stock is greater than fifty percent (50%) of the Total Common Shares and Preferred Votes, the approval of a majority of the Class B Directors shall be required to amend or repeal Section 8(B) of Article II or this Article IX of these by-laws and (ii) if the number of issued and outstanding shares of Class B Common Stock is equal to or greater than fifteen percent (15%) of the Total Common Shares and Preferred Votes, the approval of a majority of the Class B Directors shall be required to amend or repeal Section 7(C)(4) of Article I of these by-laws. The stockholders shall also have power to adopt, amend or repeal these by-laws; provided that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Restated Certificate, (i) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the total number of votes eligible to be cast, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any provision of these by-laws, (ii) if, on the record date for the stockholders meeting at which these by-laws are to be amended or repealed, or on the record date for any written consent of the holders of Class B Common Stock pursuant to which these by-laws are to be amended or repealed, the number of issued and outstanding shares of Class B Common Stock is greater than fifty percent (50%) of the Total Common Shares and Preferred Votes, then the affirmative vote of the holders of a majority of the Class B Common Stock then outstanding, voting together as a single class, shall be required for the stockholders to amend or repeal Section 8(B) of Article II or this Article IX of these by-laws and (iii) if, on the record date for the stockholders meeting at which these by-laws are to be amended or repealed, or on the record date for any written consent of the holders of Class B Common Stock pursuant to which these by-laws are to be amended or repealed, the number of issued and outstanding shares of Class B Common Stock is equal to or greater than fifteen percent (15%) of the Total Common Shares and Preferred Votes, then the affirmative vote of the holders of a majority of the Class B Common Stock outstanding, voting together as a single class, shall be required for the stockholders to amend or repeal Section 7(C)(4) of Article I of these by-laws.




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